Tidal Trust III N-14

Exhibit 99.17

VOTER PROFILE: Voter ID: 123456789 Shares to Vote: ** confidential VOTE REGISTERED TO: REG1 REG2 REG3 REG4	Security ID: 123456789 Household ID: 000000

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

CONTROL NUMBER:	123456789101

PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

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Go to the website below and enter your control number or simply use your camera on your smart phone to scan this QR code. Internet voting is available 24 hours day.

vote.proxyonline.com

Vote by phone Call (888) 227-9349 to reach an automated touch-tone voting line or call the number below to speak with a live representative (866)227-7300 Toll Free

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The BeeHive Fund

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 26, 2024

The undersigned, revoking prior proxies, appoints Lindsey Dorval and Zachary Tackett, each with full power of substitution, as attorneys-in-fact and proxies of the undersigned, to vote all shares that the undersigned is entitled to vote at the Special Meeting of Shareholders of The BeeHive Fund (the "Fund"), a series of Forum Funds, to be held at the offices of Atlantic Fund Administration, LLC d/b/a/ Apex Fund Services, the Fund’s administrator, Three Canal Plaza, Portland, Maine 04101, on November 26, 2024, at 10:00 a.m., Eastern Time, and at any adjournment(s), postponement(s) or delay(s) thereof, as set forth on the reverse side of this card, and in their discretion upon any other business that may properly come before the meeting.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTMARKED ENVELOPE.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free (866) 227-7300. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on November 26, 2024. The proxy statement and the accompanying notice of Special Meeting of Shareholders for this meeting are available at: https://vote.proxyonline.com/beehive/docs/proxy2024.pdf

The BeeHive Fund	PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. Your signature(s) here should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing, and where more than one name appears, a majority must sign. If a corporation or another entity, the signature should be that of an authorized officer who should state his or her full title.

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

This proxy is being solicited on behalf of the Board of Trustees of the Trust.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. THE MATTERS WE ARE SUBMITTING FOR YOUR CONSIDERATION ARE SIGNIFICANT TO THE TRUST AND TO YOU AS A TRUST SHAREHOLDER. PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR VOTE USING ANY OF THE METHODS DESCRIBED.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH BELOW AND AT THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT(S), POSTPONEMENT(S) OR DELAY(S) THEREOF. AN ABSTENTION VOTE WILL HAVE THE EFFECT OF A VOTE AGAINST THE PROPOSAL. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.

The Board of Trustees of Forum recommends that you cast your vote FOR the Proposals as described in the Proxy Statement/Prospectus.

TO VOTE, MARK ONE CIRCLE BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

PROPOSAL(S):	FOR	AGAINST	ABSTAIN

1.     To approve an Agreement and Plan of Reorganization (the “Plan”) between Forum Funds, on behalf of the BeeHive Fund (the “Target Fund”), and Tidal Trust III (the “ETF Trust”), on behalf of The BeeHive ETF (the “Acquiring Fund”), a newly-created series of the ETF Trust, that provides for: (i) the acquisition of the assets and assumption of the liabilities of the Target Fund by the Acquiring Fund in exchange solely for shares of the Acquiring Fund of equal value (except for the value of any fractional shares held by Target Fund shareholders, which will be distributed in cash to Target Fund shareholders upon the closing of the reorganization), (ii) the pro rata distribution of such shares to the shareholders of the Target Fund, and (iii) the complete liquidation and dissolution of the Target Fund.

2.     To approve any adjournments of the Meeting from time to time to solicit additional proxies if there are insufficient votes at the time of the Meeting to constitute a quorum or to approve Proposal 1.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THANK YOU FOR VOTING